POWER OF ATTORNEY

The undersigned directors of COUNTRY Investors Life Assurance Company, an Illinois stock insurance company (the “Company”), hereby constitute and appoint James M. Jacobs and David A. Magers, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution to each, for him and on his behalf and in his name, place and stead, to execute and file any of the documents referred to below relating to registration number 333-104424 under the Securities Act of 1933 and registration number 811-21330 under the Investment Company Act of 1940 with respect to any insurance or annuity contracts: registration statements on any form or forms under the Securities Act of 1933 and under the Investment Company Act of 1940, and any and all amendments and supplements thereto, with all exhibits and all instruments necessary or appropriate in connection therewith, each of said attorneys-in-fact and agents and him or their substitutes being empowered to act with or without the others or other, and to have full power and authority to do or cause to be done in the name and on behalf of the undersigned each and every act and thing requisite and necessary or appropriate with respect thereto to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, the undersigned has hereto set his or her hand on the date set forth below.

NAME	DATE

/s/ Philip Nelson	April 23, 2008

/s/ Richard Guebert, Jr.	April 23, 2008

/s/ Michael Kenyon	April 23, 2008

/s/ Charles Cawley	April 23, 2008

/s/ Wayne Anderson	April 23, 2008

/s/ James Schielein	April 23, 2008

/s/ Scott Halpin	April 23, 2008

/s/ William Olthoff	April 23, 2008

/s/ Gerald Thompson	April 23, 2008

/s/ Kent Schleich	April 23, 2008

/s/ Terry Pope	April 23, 2008

/s/ Dale Hadden	April 23, 2008

/s/ Troy Uphoff	April 23, 2008

/s/ Chris Hausman	April 23, 2008

/s/ Richard Ochs	April 23, 2008

/s/ Dale Wachtel	April 23, 2008

/s/ Henry Kallal	April 23, 2008

/s/ Darryl Brinkmann	April 23, 2008

/s/ J.C. Pool	April 23, 2008

/s/ James Anderson	April 23, 2008